SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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MKS Instruments, Inc.

(Name of Registrant as Specified In Its Charter)

          N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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90 Industrial Way
Wilmington
MA
01887-4610
main: 978.284.4044
fax: 978.284.4442
www.mksinst.com

April 15, 2005

Dear Shareholder:

Included in this letter as Exhibit A is a clarification of two sections of Proposal Two of the MKS Instruments, Inc. proxy statement. A new Proxy Card and envelope are also enclosed.

•	If you have voted and do not wish to change your vote, you do not need to complete this new Proxy Card.

•	If you want to change your vote, please record your vote on all items, and then date, sign, and return the new Proxy Card.

•	If you have not yet voted, you may use this new Proxy Card to do so.

The Annual Meeting of Shareholders will be held on Monday, May 9, 2005, at 10:00 a.m. at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810. If you elect to submit a new Proxy Card, please send it promptly, using the enclosed envelope, which requires no postage if mailed in the United States.

Sincerely,

John R. Bertucci
Chairman and Chief Executive Officer

Exhibit A

MKS Instruments, Inc.

Proxy Statement for the Annual Meeting of Shareholders on May 9, 2005

The Company is clarifying the impact of two sections of Proposal Two, relating to approval of the Company’s Second Restated By-Laws, which begins on page 20 of the proxy statement. The sections are:

•	Shareholder voting at meetings.

•	Vacancies in the Board of Directors.

The Second Restated By-Laws do not actually change shareholder rights under either of these two sections, although the language in the Second Restated By-Laws relating to these matters differs from that in the current By-Laws.

With respect to shareholder voting at meetings, abstentions have no impact on shareholder voting on ordinary matters under either the Second Restated By-Laws or the current By-Laws. Accordingly, the effect to shareholders is the same under both the current By-Laws and the Second Restated By-Laws.

With respect to the provision relating to vacancies in the Board of Directors and setting the number of directors, Massachusetts law provides that if a public corporation has a staggered Board of Directors, only the directors can fill a Board vacancy and set the number of directors, unless the corporation approves an exemption from the statute. The Second Restated By-Laws takes into consideration the fact that the Company is public and has a staggered Board of Directors and deletes the inapplicable reference that is included in the current By-Laws to shareholders having rights with respect to filling vacancies and setting the number of directors.